Exhibit 99.3

Index to Unaudited Pro forma Condensed Combined Financial Statements

Page
Vishay Precision Group, Inc. and Subsidiaries Unaudited Pro Forma
Condensed Combined Financial Statements	2

Unaudited Pro Forma Condensed Combined Balance Sheet as of
December 31, 2012	3

Unaudited Pro Forma Condensed Combined Statement of Operations
for the year ended December 31, 2012	5

Notes to Unaudited Pro Forma Condensed Combined Financial
Statements	6

Vishay Precision Group, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma condensed combined balance sheet as of December 31, 2012, has been prepared assuming Vishay Precision Group, Inc.‘s( the “Company”) acquisition of substantially all of the assets of George Kelk Corporation (“KELK”) had been consummated on December 31, 2012. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 is presented assuming the Company’s acquisition of KELK had occurred on January 1, 2012.

The unaudited pro forma financial statements are based upon the historical financial statements of the Company and KELK, as well as publicly available information, and certain assumptions which the Company believes to be reasonable, which are detailed in "Notes to Unaudited Pro Forma Condensed Combined Financial Statements" below. These statements were prepared using the acquisition method of accounting under accounting principles generally accepted in the United States of America ("U.S. GAAP"), which are subject to change and interpretation. The Company has been treated as the acquirer in the acquisition for accounting purposes. Acquisition accounting is dependent upon certain valuations and other studies that have yet to be finalized, and accordingly, the adjustments to record the assets acquired and liabilities assumed at fair value reflect the Company’s best estimate and are subject to change once the detailed analyses are completed. These adjustments may be material.

The unaudited pro forma condensed combined financial statements do not purport to represent what the Company’s financial position or results of operations would have been assuming the completion of the Company’s acquisition of KELK, nor do they purport to project the Company’s financial position or results of operations at any future date or for any future period.

These unaudited pro forma condensed combined financial statements should be read in conjunction with:

a)	Notes to Unaudited Pro Forma Condensed Combined Financial Statements;
b)	the Company’s Form 10-K for the year ended December 31, 2012, filed on March 12, 2013; and
c)	the Company’s Form 8-K filed on February 1, 2013.

VISHAY PRECISION GROUP, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Balance Sheet
(In thousands)

				Vishay
	KELK	Adjustment	KELK	Precision	Pro Forma
	(CAD) (A)	to USD (B)	(USD) (C)	Group, Inc. (D)	Adjustments	F/N	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$3,600	$(2)	$3,598	$93,881	$(28,598)	(E)(F)	$68,881
Accounts receivable, net	6,017	(4)	6,013	28,766	87	(E)	34,866
Inventories, net	10,683	(6)	10,677	49,389	1,223	(E)	61,289
Deferred income taxes	446	-	446	4,258	(446)	(F)	4,258
Prepaid expenses and other current
assets	407	-	407	9,572	(307)	(E)	9,672
Total current assets	21,153	(12)	21,141	185,866	(28,041)		178,966

Property and equipment, net	1,618	-	1,618	52,092	482	(E)	54,192

Goodwill	-	-	-	-	21,700	(E)	21,700
Intangible assets, net	-	-	-	8,009	19,200	(E)	27,209

Other assets	-	-	-	17,206	-		17,206
Total assets	$22,771	$(12)	$22,759	$263,173	$13,341		$299,273

Continues on the following page.

VISHAY PRECISION GROUP, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Balance Sheet
(In thousands)

				Vishay
	KELK	Adjustment	KELK	Precision	Pro Forma		Pro
	(CAD) (A)	to USD (B)	(USD) (C)	Group, Inc. (D)	Adjustments	F/N	Forma
Liabilities and equity
Current liabilities:
Trade accounts payable	$583	$-	$583	$9,190	$(83)	(E)	$9,690
Advances from parent	3,942	(2)	3,940	-	(3,940)	(F)	-
Payroll and related expenses	-	-	-	12,831	-		12,831
Other accrued expenses	9,871	(5)	9,866	8,499	734	(E)	19,099
Income taxes	269	-	269	1,425	(269)	(F)	1,425
Current portion of long-term debt	-	-	-	167	3,000	(E)	3,167
Total current liabilities	14,665	(7)	14,658	32,112	(558)		46,212

Long-term debt, less current portion	-	-	-	11,154	22,000	(E)	33,154
Deferred income taxes	178	-	178	1,831	(178)	(F)	1,831
Other liabilities	-	-	-	7,433	-		7,433
Accrued pension and other
postretirement costs	-	-	-	13,835	-		13,835
Total liabilities	14,843	(7)	14,836	66,365	21,264		102,465

Commitments and contingencies

Equity:
Common stock	-	-	-	1,235	-		1,235
Class B convertible common stock	-	-	-	103	-		103
Capital in excess of par value	-	-	-	181,938	-		181,938
Retained earnings	7,928	(5)	7,923	28,356	(7,923)	(F)	28,356
Accumulated other comprehensive
income (loss)	-	-	-	(14,983)	-		(14,983)
Total Vishay Precision Group, Inc.
stockholders' equity	7,928	(5)	7,923	196,649	(7,923)		196,649
Noncontrolling interests	-	-	-	159	-		159
Total equity	7,928	(5)	7,923	196,808	(7,923)		196,808
Total liabilities and equity	$22,771	$(12)	$22,759	$263,173	$13,341		$299,273

See accompanying notes.

VISHAY PRECISION GROUP, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2012
(Unaudited - In thousands, except per share amounts)

				Vishay
	KELK	Adjustment	KELK	Precision	Pro Forma
	(CAD) (A)	to USD (B)	(USD) (C)	Group, Inc. (D)	Adjustments	F/N	Pro Forma
Net revenues	$29,732	$(151)	$29,581	$217,616	$-		$247,197
Costs of products sold	15,993	(81)	15,912	142,584	1,223	(E)	159,719
Gross profit	13,739	(70)	13,669	75,032	(1,223)		87,478

Selling, general, and administrative expenses	8,739	(44)	8,695	63,666	1,119	(F)	73,480
Acquisition costs	-	-	-	275	(275)	(G)	-
Operating income	5,000	(26)	4,974	11,091	(2,067)		13,998

Other income (expense):
Interest expense	-	-	-	(266)	(797)	(H)	(1,063)
Other	208	(1)	207	(301)	-		(94)
Other income (expense) - net	208	(1)	207	(567)	(797)		(1,157)

Income before taxes	5,208	(27)	5,181	10,524	(2,864)		12,841

Income tax expense/(benefit)	954	(5)	949	(1,240)	(904)	(I)	(1,195)

Net earnings	4,254	(22)	4,232	11,764	(1,960)		14,036
Less: net earnings attributable to
noncontrolling interests	-	-	-	73	-		73
Net earnings attributable to VPG stockholders	$4,254	$(22)	$4,232	$11,691	$(1,960)		$13,963

Basic earnings per share attributable to VPG
stockholders				$0.87			$1.04

Diluted earnings per share attributable to
VPG stockholders				$0.84			$1.01

Weighted average shares outstanding - basic				13,367			13,367

Weighted average shares outstanding - diluted				13,889			13,889

See accompanying notes.

Vishay Precision Group, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Description of the Transactions

On January 31, 2013, the Company and VPG Canada completed the assets acquisition of KELK (“KELK Acquisition”). The aggregate purchase price of approximately $50 million (CDN) ($50 million USD), subject to working capital and other adjustments, was financed using a combination of cash on hand as well as borrowings under the Company’s amended and restated credit agreement.

2. Basis of Presentation

The unaudited pro forma condensed combined financial statements have been compiled from underlying financial statements prepared in accordance with U.S. GAAP and reflect the KELK Acquisition prepared using the acquisition method of accounting under existing U.S. GAAP standards. The fair value of the assets and liabilities of KELK reflect the Company’s best estimate and are subject to change once detailed analyses are completed. These adjustments may be material.

The process for estimating the fair values of identifiable intangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The excess of the purchase price over the estimated fair value of identifiable assets and liabilities of KELK as of the effective date of the acquisition will be allocated to goodwill. The Company defines fair value in accordance with U.S. GAAP as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The preliminary purchase price allocation is subject to finalizing the Company's analysis of the fair value of KELK’s assets and liabilities as of the effective date of the KELK acquisition and will be adjusted upon completion of the valuation. The use of different estimates could yield materially different results.

The unaudited pro forma condensed combined financial statements are not intended to reflect the financial position or results of operations which would have actually resulted had the acquisition been effected on the dates indicated. Further, the results of operations are not necessarily indicative of the results of operations that may be obtained in the future.

3. Summary of Significant Accounting Policies

The unaudited pro forma condensed combined financial statements have been compiled on a basis consistent with the Company’s accounting policies. Balances have been translated from CAD to USD using average exchange rates applicable during the periods presented for the unaudited pro forma condensed combined statement of operations and the period end CAD to USD exchange rate for the unaudited pro forma condensed combined balance sheet.

4. Pro Forma Adjustments

The following adjustments have been made to the unaudited pro forma condensed combined financial statements related to the KELK Acquisition (dollars in thousands unless otherwise stated):

     Notes to Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2012

(A)	To reflect the historical balance sheet of KELK as of October 31, 2012 in Canadian dollars. Due to the difference in the fiscal year ends of KELK and the Company, the October 31, 2012 balance sheet is utilized for purposes of the pro forma presentation.
(B)	To convert the historical balance sheet of KELK as of October 31, 2012 from Canadian dollars to U.S. dollars based on an exchange rate of 1.0006.
(C)	To reflect the historical balance sheet of KELK as of October 31, 2012, in U.S. dollars.
(D)	To reflect the historical balance sheet of the Company as of December 31, 2012.
(E)	To record the consideration of $50 million for the purchase of KELK. This was financed through a combination of $25 million cash on hand and $25 million in borrowing under the Company’s amended and restated credit agreement. These amounts are determined based upon certain valuations and studies that have yet to be finalized, and accordingly, the assets acquired and liabilities assumed as detailed below are subject to adjustments once the detailed analyses are completed. The preliminary estimated fair values of the KELK assets and liabilities are allocated as follows:

Amount
Description	(in thousands)
Accounts receivable	$6,100
Inventories	11,900
Prepaids	100
Accounts payable and accrued liabilities	(3,200)
Customer's advance payments	(7,900)
Total working capital	7,000
Property and equipment	2,100
Intangible assets (*)	19,200
Goodwill	21,700
Total fair value of assets acquired	$50,000

* Weighted average amortization period of 17 years.

(F)	To eliminate assets and liabilities not acquired, including $3,598 of cash and cash equivalents and $3,940 of advances from KELK’s parent corporation.

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2012

(A)	To reflect the historical statement of operations of KELK for the 12 months ended October 31, 2012 in Canadian dollars. Due to the difference in the fiscal year ends of KELK and the Company, the 12 month period ended October 31, 2012 is utilized for purposes of the pro forma presentation in accordance with Article 11-02 (C) (3) of Regulation S-X.
(B)	To convert the historical statement of operations of KELK for the 12 months ended October 31, 2012 from Canadian dollars to U.S. dollars based on a weighted average exchange rate of 1.0051.
(C)	To reflect the historical statement of operations of KELK for the 12 months ended October 31, 2012 in U.S. dollars.
(D)	To reflect the historical statement of operations of the Company for the 12 months ended December 31, 2012.
(E)	To record inventory step-up amortization, based on inventory turning approximately twice per year.

(F)	To record one year of amortization expense on the intangible assets. Amortization expense is recorded on a straight-line basis.
(G)	To eliminate acquisition costs from the Company’s statement of operations.
(H)	To record interest expense at a rate of 3% on the debt incurred to finance the acquisition. The impact of a 1/8% interest rate change is not material.
(I)	To record the tax effect of the statement of operations adjustments. A tax rate of 35.8% was used for the interest adjustment impacting the U.S. term loan and the elimination of the acquisition costs, and a tax rate of 31.5% was used for the Canadian term loan interest adjustment, the intangible amortization adjustment, and the inventory step-up amortization.